Exhibit 1.01

L.B. FOSTER COMPANY

Conflict Minerals Report

For the reporting period from January 1, 2014 to December 31, 2014

This Conflict Minerals Report (the “Report”) of L.B. Foster Company (the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (collectively, the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2014 to December 31, 2014.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals are gold, columbite-tantalite (coltan), cassiterite, and wolframite, including their derivatives, which are limited to tantalum, tin, and tungsten (collectively the “Conflict Minerals”). The “Covered Countries” for purposes of the Rule are the Democratic Republic of the Congo and the Adjoining Countries (as defined in the Rule).

As further described in this Report, the Company has determined that certain of its operations manufacture or contract to manufacture products that may contain Conflict Minerals that are necessary to the functionality or production of such products.

L.B. Foster Company’s policy relating to the Conflict Minerals (the “Company Policy”), can be viewed on the Company’s website at http://www.lbfoster.com/corporate/conflict_minerals.asp.

Description of the Company’s Products Covered by this Report

L.B. Foster Company is a leading manufacturer, fabricator, and distributor of products and services for the rail, construction, energy, and utility markets. For rail markets, the Company provides a full line of new and used rail, trackwork, and accessories to railroads, mines, and industry. The Company also designs and produces concrete railroad ties, insulated rail joints, power rail, track fasteners, coverboards, and special accessories for mass transit and other rail systems worldwide. Additionally, the Company engineers, manufactures, and assembles friction management products and railway wayside data collection and management systems. For the construction industry, the Company sells steel sheet piling, H-bearing piling, and pipe piling, and provides rental sheet piling for foundation requirements. In addition, the Company supplies precast concrete buildings and other precast concrete products, bridge decking, bridge railing, expansion joints, and other products for highway construction and repair. For tubular markets, the Company supplies pipe coatings for natural gas pipelines and utilities. The Company also produces threaded pipe products for industrial water well and irrigation markets. Based upon Instruction 3 to Item 1.01 of Form SD, the Company is not reporting on products manufactured or contracted to be manufactured by FWO and Chemtec Energy Services, which were acquired by the Company on October 29, 2014 and December 30, 2014, respectively.

This Report relates to the Company’s products (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured or contracted to be manufactured by the Company; and (iii) for which the manufacture was completed during calendar year 2014.

L.B. Foster Company does not directly purchase Conflict Minerals. It purchases components that it uses in the products it manufactures. The Company identified certain products sold by the Company, which are listed below, as possibly containing Conflict Minerals that are necessary to the functionality or production of the products.

These products, which are referred to in the remainder of this Report as the “Covered Products,” are the following:

Rail segment:

•	Trackwork products

•	Rail switches, fasteners, and assemblies

•	Friction management / modification products
•	Insulated joints

•	Track components

•	Wayside data collection and management systems
•	Pre-stressed concrete ties

•	Transit products and accessories

•	Materials handling units

Construction segment:

•	Precast concrete buildings and products
•	Bridge decking, forms, and railing

Tubular segment:

•	Threaded pipe products

The Company’s Reasonable Country of Origin inquiries and Due Diligence Process

Our calendar year 2014 approach requested additional information from our suppliers beyond the scope of our calendar year 2013 reasonable country of origin inquiries. The January 1, 2014 through December 31, 2014 reasonable country of origin inquiries primarily consisted of sending the Electronic Industry Citizenship Coalition-Global e-Sustainability Initiative’s Conflict Minerals Reporting template (the “Template”) to each of our direct suppliers of components used in the products identified above. The Template requested representations and smelter data from our suppliers of components used in our manufactured products that may contain Conflict Minerals. Our supply chain, with respect to the Covered Products is complex, as there are many third-parties in the supply chain between us, as the ultimate manufacturer of the Covered Products, and the original sources of Conflict Minerals, which are not apparent to us. The Template requested our direct suppliers to provide information on their supply chain and respond whether or not the products sold to the Company contained Conflict Minerals that originated in Covered Countries or came from recycled or scrap material. The Template includes questions regarding our supplier’s Conflict Mineral policy, engagement with its direct suppliers and a listing of the mines, smelters, or refiners (“Smelters”) providing inputs to the supplier’s product. The large majority of the responses to the Template provided data at the supplier company level or a segment level relative to the supplier, rather than at a level directly relating to the component parts that the supplier supplied to the Company. Therefore, we are unable to determine whether any of the Conflict Minerals that these suppliers reported were contained in the components that were supplied to the Company.

Our reasonable country of origin inquiries involved following up with non-responsive suppliers multiple times; yet, despite our good faith efforts, such inquires did not yield the desired number of responses or the necessary depth of information from suppliers. As a result of our inability to obtain complete, detailed responses from all of our solicited suppliers, we were unable to reach any conclusions regarding the existence of Conflict Minerals in the Covered Products or the origin of Conflict Minerals in those instances where Conflict Minerals may have been incorporated into the Covered Products. For all supplier responses received, the Company exercised due diligence on the source and chain of custody of Conflict Minerals contained in the products we manufactured or contracted to manufacture in calendar year 2014.

One vendor advised the Company that it had identified at least one Smelter from which it obtained Conflict Minerals from the Covered Countries, but did not state whether such Conflict Minerals were used in components that it sells to the Company. This vendor was unable to identify the Smelter, and therefore, the Company could not determine whether or not the Smelter was compliant with the Conflict Free Smelter Program assessment protocols. During 2015, the Company has initiated efforts in an attempt to eliminate this vendor from our supply chain. The Company intends to begin sourcing materials from suppliers who have not identified non-compliant vendors with Conflict Minerals from Covered Countries within their supply chain as a result of their current due diligence process. As previously mentioned, many suppliers addressed Conflict Minerals from Covered Countries used by the supplier, but were not specific to the components purchased by the Company. Therefore, we remain uncertain with regard to whether the Conflict Minerals sourced from the Covered Countries are included within our manufactured products.

As discussed further below, we undertook additional due diligence efforts including direct calls, internet searches and follow-up emails in an attempt to clarify the following with respect to the Conflict Minerals identified by our suppliers: (i) country of origin; (ii) whether the Conflict Minerals financed or benefited armed groups in those countries; (iii) accurate smelter information; (iv) whether the Conflict Minerals came from recycled or scrap sources; and (v) whether the Conflict Minerals were included in the components sold to the Company.

In exercising due diligence on the source and chain of custody of the Conflict Minerals, we conformed our due diligence efforts to the guidance provided by the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”).

The Company does not purchase Conflict Minerals directly from Smelters and, therefore, must rely on its suppliers to provide information regarding the origin of the Conflict Minerals that are included in the Covered Products. The Company has taken steps to identify the applicable Smelters of Conflict Minerals in our supply chain.

Our calendar year 2014 reasonable country of origin inquiries and due diligence procedures produced a response rate which confirmed that greater than 50% of our suppliers did not purchase Conflict Minerals from Covered Countries. Additionally, the confirmed suppliers represented a significant majority of our 2014 expenditures subject to the Rule. Although certain of the Company’s suppliers continue to evaluate their supply chain, our suppliers identified Smelters from which they acquired Conflict Minerals that they included in their products. The Company compared the Smelter data within our supply chain to the list of smelter facilities which have been determined to be compliant. The final list included 153 unique known and certified smelters included within Schedule A. The Company will work toward obtaining additional supplier responses in future periods as well as validating the Smelters who were unknown and / or not listed as compliant.

As a result of our due diligence efforts, we were unable to definitively conclude that the products we manufacture or contract to manufacture were free of Conflict Minerals that originated in the Covered Countries, or that they did come from recycled or scrap materials. Therefore, we were unable to determine, after conducting the reasonable country of origin inquiries and subsequently exercising the required due diligence, the country of origin for the Conflict Minerals in the Covered Products, for any such products that may incorporate Conflict Minerals.

Steps Taken to Mitigate Risk

In 2015, we have taken, or plan to take, the following steps to mitigate the risk that our necessary Conflict Minerals benefit armed groups.

•	Continue to deploy our supply chain policy in accordance with OECD recommendations.

•	Enhance management processes to ensure risks related to the acquisition of components containing Conflict Minerals are adequately managed.

•	Structure internal systems to support supply chain due diligence. This includes the assignment of responsibility to senior staff to oversee the process and ensure availability of resources, and implementation of “up the chain” communication processes.

•	Further augment our reasonable country of origin and due diligence process with our vendors.

•	Increase our supplier response rate and the validation of Smelter information by substituting vendors that use Conflict Minerals from the Covered Countries for the vendors that do not.

•	Raise the awareness of suppliers to their use of conflict-free minerals and alert them to a potential request for an audit to prove that they are conflict free.

Independent Audit Report

No independent private sector audit of the Conflict Minerals Report is required.

Schedule A

The following lists the Smelters identified by our vendors as sources for their products that are certified by the “Conflict Free Smelter Program”.

Metal	Smelter Reference List	Smelter Country
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Allgemeine Gold- & Silberscheideanstalt	GERMANY
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Xstrata Canada Corporation	CANADA
Gold	Chimet S.p.A.	ITALY
Gold	Dowa Metals & Mining. Kosak Seiren	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	EM Vinto	BOLIVIA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Johnson Matthey Inc	UNITED STATES
Gold	Johnson Matthey Ltd	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co. Ltd	JAPAN
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Williams Advanced Materials	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Met-Mex Peñoles, S.A.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Nihon Material Co. LTD	JAPAN
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PT Tambang Timah	INDONESIA
Gold	PT Timah	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SEMPSA Joyeria Plateria SA	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co. Ltd.	JAPAN
Gold	Tanaka Denshi Kogyo K.K	JAPAN
Gold	China’s Shandong Gold Mining Co., Ltd	CHINA
Gold	Tokuriki Honten Co. Ltd	JAPAN
Gold	Umicore Brasil Ltda	BRAZIL
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Gold	Shandong Zhaoyuan Gold Argentine refining company	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Republic Metals Corporation	UNITED STATES
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Douluoshan Sapphire Rare Metal Co Ltd	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Hi-Temp	UNITED STATES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	JiuJiang Tambre Co. Ltd.	CHINA
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum *	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	QuantumClean	UNITED STATES
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA
Tantalum	Solikamsk Metal Works	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex	UNITED STATES
Tantalum	ULBA Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Zhuzhou Cement Carbide	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA

Tantalum	KEMET Blue Metals	MEXICO
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	KEMET Blue Powder	UNITED STATES
Tin	China Rare Metal Materials Company	CHINA
Tin	Alpha Metals	UNITED STATES
Tin	Cooper Santa	BRAZIL
Tin	CV United Smelting	INDONESIA
Tin	Dowa	JAPAN
Tin *	Complejo Metalurico Vinto S.A.	BOLIVIA
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin *	Heraeus Ltd Hong Kong	CHINA
Tin *	Heraeus Hanau	GERMANY
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur S.A. Tin Metal	PERU
Tin *	Mitsubishi Materials Corporation	JAPAN
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	OMSA - Operaciones Metalúrgicas S. A.	BOLIVIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	CV Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka TIN (RBT)	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin *	PT Tambang Timah Tbk (Persero)	INDONESIA
Tin *	Indonesia State Tin Corporation, MentokSmelter	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin *	Sumitomo Metal Mining Co., Ltd.	JAPAN
Tin	Thailand Smelting and Refining Co. Ltd.	THAILAND
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Tin Company Limited	CHINA
Tin	Magnu’s Minerais Metais e Ligas LTDA	BRAZIL

Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA
Tungsten	Japan New Metals Co Ltd	JAPAN
Tungsten	Ganzhou Huaxin Tungsten Products Ltd	CHINA
Tungsten *	JX Nippon Mining and Metals Co., LTD	JAPAN
Tungsten *	Materion	UNITED STATES
Tungsten *	Mitsubishi Materials Corporation	JAPAN
Tungsten *	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tungsten *	Sumitomo Metal Mining Co., Ltd.	JAPAN
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd	CHINA
Tungsten *	Zhuzhou Cement Carbide	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA

*	Smelters included multiple times for each mineral sourced.